UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 8, 2010
Spartech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5911	43-0761773

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

120 S. Central Avenue, Suite 1700, Clayton, Missouri	63105

(Address of Principal Executive Offices)	(Zip Code)
314-721-4242

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (b), (c) and (e)
          Resignation of Mr. Odaniell. On September 8, 2010, Myles S. Odaniell resigned as President and Chief Executive Officer of Spartech Corporation (the “Company”) and from its Board of Directors (the “Board”). His resignation does not relate to any disagreements with the Company or the Board regarding the Company’s operations, policies or practices. Mr. Odaniell’s resignation will be treated as a termination without “Cause” as defined in his Severance and Noncompetition Agreement and as discussed below. The size of the Board was reduced from nine to eight members upon Mr. Odaniell’s resignation from the Board.
          Appointment of Ms. Holt. On the same date, the Board appointed Victoria M. Holt, age 52, to serve as the Company’s President and Chief Executive Officer. Ms. Holt has served on the Company’s Board since 2005. She will continue to serve in such capacity but will no longer serve on any Committees of the Board. Prior to her appointment as the Company’s President and CEO, Ms. Holt served as Senior Vice President, Glass and Fiber Glass, for PPG Industries, Inc., a global manufacturer of coatings, chemicals and glass products. Prior to joining PPG in January 2003, she was Vice President of Performance Films for Solutia Inc. Ms. Holt began her career at Solutia’s predecessor, Monsanto Company, where she held various sales, marketing, and global general management positions.
          As President and Chief Executive Officer, Ms. Holt will not receive any compensation for her service as a director. Previously, she was compensated on the same basis as other non-employee directors, as described under “Compensation of Directors” in the Company’s proxy statement filed on January 19, 2010 for its 2010 Annual Meeting of Stockholders, which is incorporated herein by reference.
          Ms. Holt’s Employment Arrangements. Pursuant to the terms of an employment letter (the “Holt Employment Terms”), as the Company’s President and Chief Executive Officer, Ms. Holt will receive a base salary of $650,000 per year. She is eligible to participate in the Company’s annual bonus program with a target bonus of 100% of base salary, which will be paid out based on achievement of certain financial metrics and any individual objectives established by the Compensation Committee of the Board. Ms. Holt will receive a starting bonus of $250,000, which is subject to repayment if she voluntarily leaves the Company within twelve (12) months of starting her employment.
          Ms. Holt will receive the following grants of equity on September 13, 2010:
•	An initial equity grant valued at $1,000,000 and comprised of the following: (i) $500,000 in restricted stock (priced at the New York Stock Exchange (“NYSE”) closing price on the grant date) and (ii) $500,000 in stock settled appreciation rights (“SSARs”), priced at Black-Scholes value, in both cases with four (4) years vesting; and
•	A long-term incentive equity grant valued at $1,300,000 and comprised of the following: (i) 33.3% in SSARs (priced at Black-Scholes value), with four (4) year vesting; (ii) 33.3% in restricted stock (priced at NYSE closing price on the grant date), with four (4) year vesting;

and (iii) 33.3% in performance shares with a three (3) year performance period, to be granted as part of a new performance share program for executive officers with terms to be determined; provided that if no such plan is implemented by January 31, 2011, then the value of this grant will be issued as of such date, divided equally between SSARs and restricted stock with the same final vesting date as the original grants.
          Ms. Holt is also entitled to certain deferred compensation as well as customary health, insurance and other benefits as described in the Holt Employment Terms.
          Upon termination of her employment with the Company, Ms. Holt would be entitled to severance in accordance with that certain Severance and Noncompetition Agreement between the Company and Ms. Holt dated as of September 8, 2010 (the “Holt Severance Agreement”). The Holt Severance Agreement generally provides that:
•	(x) if Ms. Holt’s employment is terminated by the Company for any reason other than for “Cause” (as defined therein), (y) if her employment is terminated by the Company for any reason other than for Cause within 24 months following a “Change in Control” (as defined therein), or (z) if Ms. Holt terminates her employment with the Company for “Good Reason” (as defined therein),

•	then Ms. Holt will be entitled to receive as severance (i) 24 months’ base salary at the highest rate paid to Ms. Holt prior to her termination, plus (ii) two times the average annual bonus awarded to Ms. Holt for the three fiscal years ended prior to Ms. Holt’s termination (or for the employment period, if less than three years, or based on the target bonus if during the first fiscal year and prior to award of an annual bonus).
          The Holt Severance Agreement provides for confidentiality obligations during and following her employment and includes noncompetition and nonsolicitation provisions that are effective during, and for one year following, her employment.
          The foregoing summaries of the Holt Employment Terms and Holt Severance Agreement do not purport to be complete. The Holt Employment Terms are qualified in their entirety by reference to the Holt Employment Terms filed herewith as Exhibit 10.1 and the Holt Severance Agreement is qualified in its entirety by reference to the Holt Severance Agreement filed herewith as Exhibit 10.2, both of which are incorporated herein by reference.
          Mr. Odaniell’s Severance Arrangements. Under Mr. Odaniell’s existing Severance and Noncompetition Agreement with the Company, in the event of termination without “Cause,” Mr. Odaniell will receive payments over 24 months equal in total to the sum of (i) 24 months’ base salary, at the highest rate paid in the preceding three years (which rate is $650,000 per year), plus (ii) two times his average annual bonus awarded in the preceding three fiscal years (which average is $349,125). He will also receive certain deferred compensation and 24 months of health insurance benefits. His severance agreement provides for continuing confidentiality obligations and includes noncompetition and nonsolicitation provisions that are effective for one year following his resignation.

Item 7.01	Regulation FD Disclosure.

          On September 8, 2010, the Company issued a press release announcing the resignation of Mr. Odaniell and the appointment of Ms. Holt, as President and Chief Executive Officer. A copy of press release is attached hereto as Exhibit 99.1.
          The information contained in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
See Exhibit Index

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTECH CORPORATION
By:	/s/ Randy C. Martin
	Name:	Randy C. Martin
	Title:	Executive Vice President Corporate Development and Chief Financial Officer

Dated: September 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Letter between Spartech Corporation and Victoria M. Holt
10.2	Severance and Noncompetition Agreement dated September 8, 2010 by and between Spartech Corporation and Victoria M. Holt
99.1	Press Release dated September 8, 2010
99.2	Information under the caption “Compensation of Directors” in the Company’s Proxy Statement dated February 3, 2010 (incorporated by reference to the Company’s Proxy Statement on Schedule 14A filed with the SEC on January 19, 2010 (File No. 001-05911)